Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of September 11, 2026.

EMG Fund V SVRE Holdings

By:	/s/ Laura Tyson
Laura Tyson
Chief Operating Officer and General Counsel

The Energy & Minerals Group Fund V, LP

By:	EMG Fund V GP, LP, its general partner
By:	EMG Fund V, LLC, its general partner

By:	/s/ Laura Tyson
Laura Tyson
Chief Operating Officer and General Counsel

EMG Fund V Offshore, LP

By:	EMG Fund V GP, LP, its general partner
By:	EMG Fund V, LLC, its general partner

By:	/s/ Laura Tyson
Laura Tyson
Chief Operating Officer and General Counsel

The Energy & Minerals Group Fund V Accordion, LP

By:	EMG Fund V GP, LP, its general partner
By:	EMG Fund V, LLC, its general partner

By:	/s/ Laura Tyson
Laura Tyson
Chief Operating Officer and General Counsel

EMG Fund V Accordion Offshore, LP

By:	EMG Fund V GP, LP, its general partner
By:	EMG Fund V, LLC, its general partner

By:	/s/ Laura Tyson
Laura Tyson
Chief Operating Officer and General Counsel

/s/ John T. Raymond
John T. Raymond